Exhibit 99


          EDO Revenue up 40 Percent; Earnings up 39 Percent

    NEW YORK--(BUSINESS WIRE)--Feb. 19, 2004--EDO Corporation (NYSE:
EDO) recorded record revenue of $460.7 million in 2003, up $131.8 million or 40.1 percent from the $328.9 million recorded in 2002. Net earnings for the year were $14.8 million, up 39.3 percent from the $10.6 million recorded in the prior year. On a diluted per-share basis, earnings for 2003 were $0.84, up 37.7 percent from the $0.61 recorded in 2002.
    Without the items normally excluded from GAAP earnings by industry analysts, in this instance a real estate sale, pension curtailment charges, and acquisition charges, earnings were $1.14 per share in 2003 versus $0.89 in 2002. (See attached "Reconciliation from GAAP to Pro Forma Earnings.")
    For the quarter ended Dec. 31, 2003, revenue was $135.8 million, up $32.6 million or 31.6 percent from the $103.1 million recorded in the fourth quarter of 2002. Net earnings for the fourth quarter of 2003 were $6.5 million, up 37.1 percent from the $4.7 million recorded in the fourth quarter of 2002. On a diluted per-share basis, earnings for the fourth quarter of 2003 were $0.34, up 30.8 percent from the $0.26 recorded during the same period in the prior year. The company's convertible notes had a $0.03 per share dilutive effect in the fourth quarter of 2003, versus a $0.01 per share dilutive effect in the fourth quarter of 2002.
    "We have had the wind at our back in 2003, with momentum building in a number of our major markets and product lines," said Chief Executive Officer James M. Smith. "In addition, 2003 saw the completion and integration of three significant acquisitions that have expanded our capabilities in aircraft-armament systems and professional services, and added new product lines in areas such as communications systems and rugged computers."

    Highlights for the Year

    -- Acquisition of Advanced Engineering & Research Associates, Inc. strengthened and expanded EDO's range of professional services.

    -- Acquisition of Darlington, Inc. expanded EDO's capabilities in communications-related professional services and C4I.

    -- Acquisition of Emblem Group Ltd. reinforced EDO's position as a global leader in aircraft armament systems and broadened our customer base in Europe. The acquisition also added capabilities in C4I, with a product line of rugged computers and related devices.

    -- Major contract awards included: a 5-year, $108 million contract from the Navy to provide C4I support worldwide, both afloat and ashore; a $33.5 million contract for production of weapons-storage and release systems on 43 additional F/A-22 aircraft; and new positions on the Comanche helicopter for high-performance composite materials, anti-jam global positioning satellite antennas, and a full suite of interactive operating and maintenance courseware.

    --  A commitment by the Air Force to extend the life of EDO's
        AN/ALQ-161 defensive suite on the B-1B bomber until at least 2015, beginning with a contract to upgrade the digital radio-frequency memory.

    -- New positions on two major Coast Guard modernization programs, Rescue 21 and Deepwater, for EDO's interference cancellation technology.

    -- A letter contract for fast-track procurement of new versions of EDO's Shortstop Electronic Protection System.

    -- Continuing growth of international sales, which accounted for 18 percent of revenue in 2003, up from 15 percent in 2002.

    -- The filing of a $500 million shelf registration, which combined with a growing $86 million cash position and a $200 million line of credit, positions EDO to act if favorable acquisition opportunities should become available.

    Backlog

    The total funded backlog of unfilled orders at Dec. 31, 2003 increased to a record $462.3 million from $449.6 million at Sept. 27, 2003 and $375.0 million at Dec. 31, 2002. Backlog does not include portions of contracts for which the U.S. government has not yet appropriated funds, nor does it include unexercised options in any contract. Such unfunded contracts and unexercised options add approximately $520 million in high-confidence future revenue, for a total of nearly $1 billion.

    Organic Revenue Growth

    Revenue from operations owned for more than one year declined by approximately $12 million in 2003. This was due to the completion of the Universal Exciter Upgrade program, which generated sales of approximately $47 million in 2002, but only $11 million in 2003. Excluding UEU revenue from both years and thus fully reflecting the remaining operations, organic revenue growth exceeded eight percent in 2003.
    Given the current contract base and internal projections, the company believes that long-term organic revenue growth of seven to nine percent is sustainable, and may exceed this range in 2004.

    Margins

    Gross margins were 26.6 percent of revenue in 2003, versus 26.8 percent in 2002. For the fourth quarter, the gross profit margin was
23.1 percent of revenue, versus 30.7 percent in the prior year. This change was due to a number of factors, but primarily the closeout of certain projects that caused a short-term increase in margins for the fourth quarter of 2002, and a retroactive reclassification of certain expenses in the fourth quarter of 2003. The reclassification involved a recently acquired business, and had the effect of reducing SG&A expense and increasing cost of sales.
    Operating margins for the full year were 6.7 percent in 2003 versus 8.9 percent in 2002. The primary reason for this decline was due to the loss in 2003 on the sale of property in Deer Park, N.Y. Excluding this $9.2 million non-cash item, operating margins for 2003 were 8.7 percent. For the fourth quarter, operating margins were 9.4 percent of revenue, versus 10.1 percent in the prior year, primarily due to the project closeouts in 2002, as discussed in the previous paragraph.
    EBITDA margins, as adjusted, were 14.5 percent of revenue in 2003, above the company's 13.0 to 14.0 percent target range. For the fourth quarter of 2003, EBITDA, as adjusted, was 15.1 percent of revenue.

    Revenue Guidance

    The following statement is based on current expectations. This statement is forward-looking, and actual results may differ materially.
    EDO estimates that revenue for the full year 2004, excluding any acquisitions, will be in the range of $525 million to $535 million, compared to $460.7 million in 2003. Approximately two-thirds of this year-over-year revenue growth is expected to be from operations owned by EDO for more than one year.

    Conference Call

    EDO will conduct a conference call at 10:30 a.m. EST on Feb. 19 to review these results in more detail. A live web cast of the conference call will be available at www.edocorp.com or www.fulldisclosure.com. For those who cannot listen to the live broadcast, a replay of the call will be available on the corporate site. There will also be a telephone replay of the call available until Feb. 26. To listen to the telephone replay, dial 1-800-633-8284 (outside the U.S. dial 1-402-977-9140), and enter reservation #21182181.

    About EDO Corporation

    EDO Corporation provides military products and professional services to the United States and allied governments, and their prime defense contractors. The company also has a number of commercial product lines.
    EDO focuses on systems that are integral to the success of long-term military platforms, such as the B-1B bomber, the F/A-22, the Joint Strike Fighter, the Los Angeles and Virginia-class submarines, and the Comanche helicopter. EDO is a technology-driven company, with core competencies in a wide range of critical defense-mission areas, including:

    --  Defense Electronics

    --  Aircraft Armament

    --  Undersea Warfare

    --  Professional Services

    --  C4I - Command, Control, Communications, Computers, and
        Intelligence

    --  Integrated Composite Structures

    EDO (www.edocorp.com) was founded in 1925, and is headquartered in New York City. The company employs 2,700 people.

    Forward-Looking Statements

    Certain statements made in this release, including statements about future revenues and long-term organic revenue growth, as well as annual revenue expectations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, changes in the government's funding priorities, the impact of competitive products and pricing, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


                  EDO Corporation and Subsidiaries
            Condensed Consolidated Statements of Earnings
               ($000's omitted, except per share data)

                      Three months ended        Twelve months ended
                      Dec 31,      Dec 31,      Dec 31,      Dec 31,
                       2003         2002         2003         2002
                   ------------ ------------ ------------ ------------
                          (unaudited)

Net sales             $135,771     $103,144     $460,667     $328,876

Costs and expenses:
 Cost of sales         104,421       71,463      338,259      240,850
 Selling, general
  and administrative    14,767       16,477       71,855       47,584
 Research and
  development            2,656        2,551        8,594        8,492
 Acquisition-
  related costs            260          213          929          567
 Impairment loss on
  sale of property           -            -        9,160            -
 Non-qualified-
  pension-plan
  curtailment loss         942            -          942            -
 Defined-benefit-
  pension-plan
  curtailment loss           -        1,998            -        1,998
                   ------------ ------------ ------------ ------------
                       123,046       92,702      429,739      299,491

                   ------------ ------------ ------------ ------------
Operating earnings      12,725       10,442       30,928       29,385

Non-operating
 income (expense):
 Interest income           268          445          941        1,729
 Interest expense       (2,324)      (2,514)      (9,093)      (6,685)
 Other, net                254         (135)         279          (95)
                   ------------ ------------ ------------ ------------
Interest & other        (1,802)      (2,204)      (7,873)      (5,051)

                   ------------ ------------ ------------ ------------
Earnings from
 continuing
 operations before
 income taxes and
 cumulative effect
 of a change in
 accounting
 principle              10,923        8,238       23,055       24,334

Income tax expense      (4,427)      (3,501)      (9,644)     (10,342)
Earnings from
 discontinued
 operations, net of
 tax                         -            -        1,398            -
Cumulative effect
 of a change in
 accounting
 principle, net of
 tax                         -            -            -       (3,363)
                   ------------ ------------ ------------ ------------
Net earnings            $6,496       $4,737      $14,809      $10,629
                   ============ ============ ============ ============

Earnings (loss) per
 common share:
Basic:
 Continuing
  operations             $0.37        $0.28        $0.78        $0.82
 Discontinued
  operations                 -            -         0.08            -
 Cumulative effect
  of a change in
  accounting
  principle                  -            -            -        (0.20)
                   ------------ ------------ ------------ ------------
 Net basic earnings
  per common share       $0.37        $0.28        $0.86        $0.62
                   ============ ============ ============ ============

Diluted: (a)
 Continuing
  operations             $0.34        $0.26        $0.76        $0.81
 Discontinued
  operations                 -            -         0.08            -
 Cumulative effect
  of a change in
  accounting
  principle                  -            -            -        (0.20)
                   ------------ ------------ ------------ ------------
Net diluted
 earnings per
 common share            $0.34        $0.26        $0.84        $0.61
                   ============ ============ ============ ============

Weighted average
 shares outstanding
 Basic                  17,389       17,170       17,308       17,080
                   ============ ============ ============ ============
 Diluted (a)            22,073       21,836       17,561       17,379
                   ============ ============ ============ ============


Backlog of unfilled
 orders                                         $462,327     $375,029
                                             ============ ============

(a) Assumes exercise of dilutive stock options.
    The 5.25% Convertible Subordinated Notes were dilutive for the three-month periods, but not the twelve-month periods.

                   EDO Corporation and Subsidiaries
                 Condensed Consolidated Balance Sheets
                           ($000's omitted)

                                                    Dec 31,   Dec 31,
                                                     2003      2002
                                                  --------------------
Assets

Current Assets:
Cash and cash equivalents                           $86,416  $132,320
Restricted cash                                           -    27,347
Marketable securities                                   216       193
Accounts receivable, net                            134,303   100,594
Inventories                                          34,733    32,406
Deferred income tax asset, net                        3,594     3,222
Prepayments & other                                   5,954     3,133
                                                  --------------------
              Total Current Assets                  265,216   299,215

Property, plant and equipment, net                   31,355    64,472
Notes receivable                                      6,538     2,556
Goodwill                                             92,527    61,352
Other intangible assets                              55,898    11,867
Deferred income tax asset, net                       21,774    20,439
Other assets                                         21,388    21,673
                                                  --------------------
Total Assets                                       $494,696  $481,574
                                                  ====================

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable and accrued liabilities            $84,743   $74,556
Contract advances and deposits                        8,195    20,277
                                                  --------------------
            Total Current Liabilities                92,938    94,833

Long-term debt                                      137,800   137,800
Post-retirement benefits obligations                 71,898    78,643
Environmental obligation                              1,728     2,025
Shareholders' equity                                190,332   168,273

                                                  --------------------
Total Liabilities & Shareholders' Equity           $494,696  $481,574
                                                  ====================

                   EDO Corporation and Subsidiaries
                             SEGMENT DATA
                           ($000's omitted)

                              Three months ended  Twelve months ended
                               Dec 31,   Dec 31,    Dec 31,   Dec 31,
                                2003      2002       2003      2002
                             -------------------- --------------------
                                  (unaudited)
Net sales:
 Defense                      $108,950   $77,328   $360,001  $243,447
 Communications and Space
  Products                      14,447    15,702     55,458    47,262
 Engineered Materials           12,374    10,114     45,208    38,167
                             -------------------- --------------------
                              $135,771  $103,144   $460,667  $328,876
                             ==================== ====================

Operating earnings (loss):
 Defense (1)                   $11,542   $10,199    $35,062   $28,674
 Communications and Space
  Products                       1,237     1,226      3,583      (441)
 Engineered Materials              888     1,015      2,385     3,150
 Impairment loss on sale of
  property                           -         -     (9,160)        -
 Non-qualified-pension-plan
  curtailment loss                (942)        -       (942)        -
 Defined-benefit-pension-
  plan curtailment loss              -    (1,998)         -    (1,998)
                             -------------------- --------------------
                                12,725    10,442     30,928    29,385


Net interest expense            (2,056)   (2,069)    (8,152)   (4,956)
Other, net                         254      (135)       279       (95)
                             -------------------- --------------------

Earnings from continuing
 operations before income
 taxes and the cumulative
 effect of a change in
 accounting principle in 2002  $10,923    $8,238    $23,055   $24,334
                             ==================== ====================


(1) Acquisition-related costs
    included above                 260       213        929       567

                   EDO Corporation and Subsidiaries
            Reconciliation from GAAP to Pro Forma Earnings
               ($000's omitted, except per share data)
  (Before Discontinued Operations in 2003 and Cumulative Effect of
                Change in Accounting Principle in 2002)

This table shows adjustments that management believes will help investors understand the underlying trends in the business, and will give a clearer picture of the company's year-to-year results from operations.

                      Three months ended        Twelve months ended
                      Dec 31,      Dec 31,      Dec 31,      Dec 31,
                       2003         2002         2003         2002
                   ------------ ------------ ------------ ------------
                   (unaudited)                (unaudited)

Earnings from
 continuing
 operations
 before income taxes   $10,923       $8,238      $23,055      $24,334

Impairment loss on
 sale of property            -            -        9,160            -
Acquisition-related
 costs                     260          213          929          567
Compensation
 expense re:
 accelerated
 options                     -            -          292            -
Non-qualified-
 pension-plan
 curtailment loss          942            -          942            -
Defined-benefit-
 pension-plan
 curtailment loss            -        1,998            -        1,998
                   ------------ ------------ ------------ ------------
Pro-forma earnings
 before income
 taxes                  12,125       10,449       34,378       26,899
Income tax expense      (4,801)      (4,441)     (14,370)     (11,432)
                   ------------ ------------ ------------ ------------
Pro-forma net
 earnings               $7,324       $6,008      $20,008      $15,467
                   ------------ ------------ ------------ ------------

Calculation of pro forma
 diluted earnings per share:
Interest expense
 avoided on
 convertible notes,
 net of tax              1,076        1,040            -            -
                   ------------ ------------ ------------ ------------
Pro forma net
 earnings available
 for common shares       8,400        7,048       20,008       15,467
Diluted shares
 outstanding            22,073       21,836       17,561       17,379

Pro forma diluted
 earnings per share      $0.38        $0.32        $1.14        $0.89
                   ============ ============ ============ ============

                         Calculation of EBITDA

                      Three months ended        Twelve months ended
                      Dec 31,      Dec 31,      Dec 31,      Dec 31,
                       2003         2002         2003         2002
                   ------------ ------------ ------------ ------------
                   (unaudited)                (unaudited)

Earnings from
 continuing
 operations
 before income taxes   $10,923       $8,238      $23,055      $24,334

Interest expense         2,324        2,514        9,093        6,685
Interest income           (268)        (445)        (941)      (1,729)
                   ------------ ------------ ------------ ------------
Net interest
 expense                 2,056        2,069        8,152        4,956

Depreciation             3,163        2,887       12,180       10,365
Amortization             1,356          407        4,885          956
                   ------------ ------------ ------------ ------------
Total depreciation
 & amortization          4,519        3,294       17,065       11,321

                   ------------ ------------ ------------ ------------
EBITDA                  17,498       13,601       48,272       40,611

Impairment loss on
 sale of property            -            -        9,160            -
Acquisition-related
 costs                     260          213          929          567
Compensation
 expense re:
 accelerated
 options                     -            -          292            -
Non-qualified-
 pension-plan
 curtailment loss          942            -          942            -
Defined-benefit-
 pension-plan
 curtailment loss            -        1,998            -        1,998
ESOP compensation
 expense                   925          813        3,281        4,043
Pension expense            931          965        3,931        3,965
                   ------------ ------------ ------------ ------------
EBITDA, as adjusted    $20,556      $17,590      $66,807      $51,184

Diluted shares
 outstanding            17,664       17,428       17,561       17,379

EBITDA, as
 adjusted, per
 diluted share*          $1.16        $1.01        $3.80        $2.95
                   ============ ============ ============ ============

* Excludes potential impact of subordinated note conversion.

                   EDO Corporation and Subsidiaries
                       GUIDANCE DATA ESTIMATES

                                                 Fiscal 2004
                                      --------------------------------

Revenue range                           $525 million - $535 million

Pension costs                                   $2.2 million

Effective operating tax rate                   42.0% - 43.0%

EBITDA, as adjusted, margin range              13.0% - 14.0%

ESOP shares issued per quarter                    42,376

Average shares outstanding (excluding
 Note conversion*
 and unallocated ESOP shares.)                  17.8 million

* "If-converted method" (FAS 128) to determine diluted EPS:
  (Using the third quarter's representative numbers)
  - Shares to be issued if 5.25% Notes are converted at $31.26/share would be 4,408,189.
  - Quarterly interest on Notes reduced Net Earnings by $1,030,916. The decision point for the dilution test was $1,030,916 / 4,408,189, or $0.2339 per share.
  Since EPS was otherwise more than $0.2339, the impact of the Notes was dilutive, thus conversion of the Notes was assumed in calculating diluted EPS this quarter.

This table contains estimates based on management's current expectations.
This information is forward-looking, and actual results may differ materially.


    CONTACT: EDO Corporation
             Director of Investor Relations
             William A. Walkowiak, CFA, 212-716-2038
             ir@edocorp.com